                                                                    EXHIBIT 10.6

                            ZIFF DAVIS HOLDINGS INC.

                                       and

                                 THE PURCHASERS

                         Set forth on Schedule A hereto
                                   -------------



                                WARRANT AGREEMENT



                           Dated as of August 12, 2002

                                WARRANT AGREEMENT

                                TABLE OF CONTENTS

SECTION 1.  Certain Definitions.............................................   1
SECTION 2.  Closing.........................................................   3
   2.1.     Closing. .......................................................   3
   2.2.     Transactions on Exchange Offer Closing Date. ...................   3
SECTION 3.  Representations and Warranties of the Company. .................   3
   3.1.     Good Standing. .................................................   3
   3.2.     Authority Relative to this Agreement. ..........................   3
   3.3.     No Conflict or Violation. ......................................   4
   3.4.     Validity of Issuance. ..........................................   4
SECTION 4.  Representations and Warranties of the Purchasers. ..............   4
   4.1.     Investment Intention. ..........................................   4
   4.2.     Legends. .......................................................   4
   4.3.     Additional Investment Representations. .........................   5
SECTION 5.  Terms and Exercise of Warrants; Representations Upon Exercise...   5
SECTION 6.  Payment of Taxes ...............................................   7
SECTION 7.  Reservation of Warrant Shares ..................................   8
SECTION 8.  Adjustment of Exercise Price and Number of Warrant Shares
            Issuable .......................................................   8
SECTION 9.  Statement on Warrants ..........................................  11
SECTION 10. Fractional Interests ...........................................  11
SECTION 11. When Adjustment Not Required ...................................  11
SECTION 12. Lost, Stolen, Destroyed, Defaced or Mutilated Warrant
            Certificates ...................................................  11
SECTION 13. Escrow of Warrant Stock ........................................  12
SECTION 14. Challenge to Good Faith Determination ..........................  12
SECTION 15. Notices to Warrant Holders .....................................  12
SECTION 16. Notices to the Company and Purchasers ..........................  12
SECTION 17. Amendment and Waiver ...........................................  14

SECTION 18. Severability ...................................................  14
SECTION 19. Successors .....................................................  14
SECTION 20. Termination  ...................................................  14
SECTION 21. GOVERNING LAW ..................................................  14
SECTION 22. Benefits of This Agreement. ....................................  14
SECTION 23. Entire Agreement ...............................................  15
SECTION 24. Counterparts ...................................................  15

                                WARRANT AGREEMENT

     THIS WARRANT AGREEMENT dated as of August 12, 2002 (this "Agreement") by and among the Persons set forth on Schedule A hereto (collectively, the "Purchasers"), and Ziff Davis Holdings Inc., a Delaware corporation (the "Company").

     WHEREAS, pursuant to an Exchange Offer (as defined below), the Company and Ziff Davis Media Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Ziff Media"), have offered to exchange all of Ziff Media's outstanding 12% Senior Subordinated Notes due 2010 (the "Notes") for a combination of (i) $22.6 million in cash (except for the Willis Stein Investors (as defined below) who will receive 7,368.6 shares of Series D Preferred (as defined below) as partial consideration for exchanging their Notes pursuant to the Exchange Offer), (ii) new senior subordinated compounding notes of Ziff Media in the aggregate principal amount of $95.0 million, (iii) shares of a new series E redeemable preferred stock of the Company having a liquidation preference of $30.0 million; and (iv) 5.5 million warrants to purchase shares of the Company's common stock (representing an aggregate of 10% of the common equity of the Company as of the Exchange Offer Closing Date (as defined below) (before giving effect to any common stock reserved for issuance pursuant to any new management incentive plans).

     WHEREAS, the Purchasers have agreed to make an equity investment in the Company in exchange for (i) shares of Series D Preferred and (ii) warrants with an exercise price of $.001 per share to purchase shares of the Company's common stock (representing an aggregate of approximately 70% of the fully diluted common stock of the Company as of the Exchange Offer Closing Date (before giving effect to any common stock reserved for issuance pursuant to any new management incentive plans)).

     WHEREAS, pursuant to this Agreement, on the Exchange Offer Closing Date, the Company will issue to the Purchasers such warrants.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.   Certain Definitions. Unless otherwise defined, capitalized terms
             -------------------
used herein have the meanings set forth in this Section 1.
                                                ---------

     "Affiliate" of any Person means any Person directly or indirectly
      ---------
controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday
      ------------
that is not a day on which the New York Stock Exchange or banking institutions in the City of New York, New York are authorized or obligated by law, executive order or regulation to close.

     "Capital Stock" means any and all shares, interests, participations,
      -------------
warrants, options, rights or other equivalents of or interests in (however designated and whether voting or non-voting) corporate stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation), in each case whether outstanding as of the date hereof or thereafter issued, including any preferred stock.

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Common Stock" of any Person means Capital Stock of such Person that does
      ------------
not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Convertible Securities" mean any shares of stock or securities which are
      ----------------------
convertible or exchangeable, either immediately or upon the occurrence of a specified date or a specified event, for shares of Common Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or
      ------------
any successor act), and the rules and regulations promulgated thereunder.

     "Exchange Offer" means the offer of the Company and Ziff Media to exchange
      --------------
the Note for a combination of cash and securities as described more fully in the Offering Memorandum, Solicitation of Releases, Consents and Acceptances and Disclosure Statement dated June 17, 2002.

     "Exchange Offer Closing Date" means August 12, 2002.
      ---------------------------

     "Exercise Price" means the purchase price per share of Common Stock to be
      --------------
paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall initially be $0.001 per share, subject to adjustment from time to time pursuant to Section 7 hereof.

     "Expiration Date" means the date that is the tenth anniversary of the
      ---------------
Exchange Offer Closing Date.

     "Expiration Time" means the last time tenders or exchanges may be made
      ---------------
pursuant to a tender or exchange offer.

     "Holder" means the holder of a Warrant.
      -----

     "Investor Rights Agreement" means the Investor Rights Agreement of the
      -------------------------
Company dated April 5, 2000.

     "Majority Holders" means the Holders of Warrants exercisable for in excess
      ----------------
of 50% of the aggregate number of shares of Company's Common Stock then issuable upon exercise of all Warrants, whether or not then exercisable.

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Series D Preferred" means the Series D Redeemable Preferred Stock, $.01
      ------------------
par value per share, of the Company.

     "Time of Determination" has the meaning specified in Section 7(g).
      ---------------------

     "Warrant Certificates" means the certificates evidencing the Warrants to be
      --------------------
delivered pursuant to this Agreement, substantially in the form of Exhibit A hereto.

     "Warrants" shall mean the warrants issued pursuant to this Agreement and
      --------
all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date.

     "Warrant Shares" means the fully paid and non-assessable shares of the
      --------------
Company's Common Stock issuable upon exercise of a Warrant.

     "Willis Stein Investors" means, collectively, Willis Stein & Partners III,
      ----------------------
L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P. and Willis Stein & Partners III-C, L.P.

     SECTION 2. Closing.
                -------

     2.1. Closing. The closing of the issuance of the Warrants to the Purchasers
          -------
(the "Closing") shall take place on the Exchange Offer Closing Date simultaneously with the closing of the Exchange Offer.

     2.2. Transactions on Exchange Offer Closing Date. At the Closing, the
          -------------------------------------------
Company shall deliver to each Purchaser the number of Warrants set forth opposite such Purchaser's name on Schedule A attached hereto. Each Warrant shall represent the right to purchase one share of the Company's Common Stock.

     SECTION 3. Representations and Warranties of the Company. The Company
                ---------------------------------------------
represents and warrants to the Purchasers as follows:

     3.1. Good Standing. The Company is a corporation duly organized, validly
          -------------
existing and in good standing under the laws of the State of Delaware.

     3.2. Authority Relative to this Agreement. The Company has all requisite
          ------------------------------------
corporate power and authority to enter into and perform this Agreement and to issue and deliver the Warrants to the Purchasers. The execution, delivery and performance by the Company of this Agreement, including the issuance and delivery of the Warrants to the Purchasers, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

     3.3. No Conflict or Violation. The execution and delivery of this Agreement
          ------------------------
by the Company, the performance by the Company of its terms and the issuance and delivery of the Warrants to the Purchasers will not on the Exchange Offer Closing Date conflict with or result in a violation of (i) the charter or bylaws of the Company as in effect on the Exchange Offer Closing Date or (ii) any agreement, instrument, law, rule, regulation, order, writ, judgment or decree to which the Company is a party or is subject, except for such conflicts and violations which will not, in the aggregate, have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Company and will not deprive the Purchasers of any material benefit under this Agreement.

     3.4. Validity of Issuance. The Warrants to be issued to the Purchasers
          --------------------
pursuant to this Agreement and the Warrant Shares issued upon exercise of the Warrants will, when issued, be duly and validly issued, fully paid and non-assessable (assuming in the case of the Warrant Shares, payment of the exercise price is made in accordance with the terms of the Warrants).

     SECTION 4. Representations and Warranties of the Purchasers. The Purchasers
                ------------------------------------------------
each hereby represent and warrant, severally and not jointly, to the Company as follows:

     4.1. Investment Intention. Each Purchaser is acquiring its Warrant, and if
          --------------------
the Warrant is exercised, the Warrant Shares, for investment solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Such Purchaser agrees and acknowledges that it will not, directly or indirectly, offer, transfer or sell its Warrant or any Warrant Shares, or solicit any offers to purchase or acquire the Warrant or any Warrant Shares, unless the transfer or sale is (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and has
                                                        --------------
been registered under any applicable state securities or "blue sky" laws or (ii) pursuant to an exemption from registration under the Securities Act and applicable state securities or "blue sky" laws.

     4.2. Legends. Each Purchaser acknowledges that each Warrant and each
          -------
Warrant Share will contain a legend substantially to the following effect:

     "THIS WARRANT AND ANY SHARES OF STOCK PURCHASABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE'S SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT DATED AS OF AUGUST 12, 2002, AMONG ZIFF DAVIS HOLDINGS INC. (THE "COMPANY") AND THE PURCHASERS LISTED THEREON. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH

     RESPECT TO SUCH TRANSFER. A COPY OF THE WARRANT AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

     Upon reasonable request of the Company, in connection with any transfer of the Warrant or the Warrant Shares (other than a transfer pursuant to a public offering registered under the Securities Act, pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or any similar rules then in effect) or to an Affiliate of the Purchasers), the applicable Purchasers will deliver, if requested by the Company, an opinion of counsel knowledgeable in securities laws reasonably satisfactory to the Company to the effect that such transfer may be effected without registration under the Securities Act.

     In addition, each certificate evidencing Warrant Shares and each certificate issued in exchange for or upon the transfer of any Warrant Shares (if such shares remain Stockholder Shares (as defined in the Investor Rights Agreement) after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND VOTING RESTRICTIONS PURSUANT TO A INVESTOR RIGHTS AGREEMENT DATED AS OF APRIL 5, 2000, AS MAY BE AMENDED FROM TIME TO TIME, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

The Company shall imprint such legend on certificates evidencing Stockholder Shares (as defined in the Investor Rights Agreement). The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares (as defined in the Investor Rights Agreement) in accordance with the Investor Rights Agreement.

     4.3. Additional Investment Representations. Each Purchaser has such
          -------------------------------------
knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and to bear the economic risk of such investment for an indefinite period of time. Each of the Purchasers are "accredited investors" as that term is defined in Regulation D under the Securities Act.

     SECTION 5. Terms and Exercise of Warrants; Representations Upon Exercise.
                -------------------------------------------------------------

     5.1. Terms and Exercise of Warrants. Each Warrant Certificate shall
          ------------------------------
evidence the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to such Holder) one (1) fully paid and non-assessable share of the Company's Common Stock.

     Subject to the terms of this Agreement, each Holder shall have the right to receive from the Company the number of fully paid and non-assessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. No payments or adjustments shall be made on account of any dividends on the Warrant Shares issuable upon exercise of the Warrants.

     A Warrant may be exercised commencing 9:00 a.m. EST on the date hereof until 5:00 p.m. EST on the Expiration Date upon surrender to the Company at its principal place of business of the Warrant Certificates to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company for the account of Company of the Exercise Price, as adjusted as herein provided, for each of the Warrant Shares in respect of which such Warrant is then exercised. Each Warrant not exercised prior to 5:00 p.m. EST on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

     Payment of the aggregate Exercise Price shall be made, at the option of the Holder, (i) by wire transfer or by certified or official bank check payable to the order of the Company, in each case, in immediately available funds, (ii) by "Warrant Cashless Exercise," which shall mean the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Warrant Cashless Exercise) of a Warrant or Warrants (represented by one or more Warrant Certificates), and without payment of the Exercise Price in cash, in return for such number of Warrant Shares equal to the product of (1) the number of Warrant Shares for which such Warrant is exercisable with payment in cash of the aggregate Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio (as defined below), (iii) by "Other Security Cashless Exercise," which shall mean the surrender of any securities of the Company (other than the Company's Common Stock or Warrants), and without payment of the Exercise Price in cash, in an amount equal to (a) in the case where the securities so surrendered are shares of the Company's preferred stock, the aggregate liquidation preference of the preferred stock so surrendered plus all accrued and unpaid dividends thereon and
(b) in the case where the securities so surrendered are certificates representing subordinated debt of the Company, the aggregate principal amount of the subordinated debt so surrendered plus all accrued and unpaid interest thereon or (iv) with any combination of (i), (ii) and (iii); provided that the Warrant Cashless Exercise cannot be used unless and until the Company's Common Stock is listed or quoted on a recognized securities exchange or on the Nasdaq National Market ("NASDAQ") or traded over-the-counter (other than on the NASDAQ).

     For purposes of this Agreement, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Price per share of the Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise, and the denominator of which is the Current Market Price per share of the Common Stock on the date of exercise. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Warrant Cashless Exercise, the number of Warrant Shares deliverable upon a Warrant Cashless Exercise shall be equal to the Cashless Exercise Ratio multiplied by the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (without giving effect to the Warrant Cashless Exercise option). All provisions of this

Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Warrant Cashless Exercise for less than the full number of Warrants represented thereby. If, at the time of the exercise of any Warrant, the Company does not have an effective registration statement under the Securities Act of the offer and sale of the Warrant Shares by the Company to the Holder upon the exercise thereof, the Company may, in its sole discretion, elect to require that the Holder effect the exercise of the Warrant solely pursuant to the Warrant Cashless Exercise option and may also amend the Warrants to eliminate the requirement for payment of the Exercise Price with respect to the Warrant Cashless Exercise option.

     For purposes of this Agreement, the "Current Market Price" per share of Common Stock on any date shall be (i) if the Common Stock is listed or quoted on a recognized securities exchange or on the NASDAQ, the average of the last sales prices (or, if no sale occurred on such date, at the last "bid" price thereon) for the ten consecutive trading days before such date or (ii) if the Common Stock is traded over-the-counter (other than on the NASDAQ), the average of the last "bid" prices for the ten consecutive trading days before such date.

     Subject to the provisions of Section 4 hereof, upon surrender of Warrants and payment of the Exercise Price or exercise through the Warrant Cashless Exercise or Other Security Cashless Exercise option as provided above, the Company shall transfer to the Holder of such Warrant Certificate appropriate evidence of ownership of any Warrant Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same. Any such evidence of ownership shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

     The Warrants shall be exercisable in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued.

     5.2. Representations Upon Exercise. Upon exercise of the Warrants in
          -----------------------------
accordance with this Agreement, each Holder will be required to certify to the Company that such Holder is an "accredited investor" as that term is defined in Regulation D under the Securities Act. The Company reserves the right, and each Holder hereby acknowledges the Company's reservation of such right, to refuse to honor the exercise of any Warrants by a Holder that (i) is not an accredited investor or (ii) fails to certify that such Holder is an accredited investor as required by this Section 5.2.

     SECTION 6. Payment of Taxes. The Company will only pay all documentary
                ----------------
stamp taxes attributable to the initial issuance of the Warrants and the Warrant Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 7. Reservation of Warrant Shares. From the date hereof until the
                -----------------------------
Expiration Date, the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

     Before taking any action which would cause an adjustment pursuant to
Section 7 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares at the Exercise Price as so adjusted.

     The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue and payment of the Exercise Price therefor, be duly and validly issued, fully paid, non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or as otherwise specified herein).

     SECTION 8. Adjustment of Exercise Price and Number of Warrant Shares
                ---------------------------------------------------------
Issuable. The number and kind of shares purchasable upon the exercise of
--------
Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

     (a) Dividends, Stock Splits, Combinations, etc. From the date hereof until
         ------------------------------------------
the Expiration Date, in case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of its Capital Stock, (ii) subdivide its outstanding shares of Common Stock or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price and the number and kind of shares purchasable upon the exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised in full shall be entitled to receive upon payment of the same aggregate exercise price as prior to such adjustment the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section 8(a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this Section 8(a), the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of Capital Stock of the Company, the board of directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of Capital Stock.

     (b) Reclassification, Combinations, Mergers, etc. From the date hereof
         --------------------------------------------
until the Expiration Date, in case of any reclassification or change of outstanding shares of Common

Stock issuable upon exercise of the Warrants (other than as set forth in Section 8(a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other Capital Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination)) or in case of any sale or conveyance to another corporation of all or substantially all of the assets of the Company, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation, as the case may be, shall forthwith make lawful and adequate provision whereby the Holder of such Warrant then outstanding shall have the right thereafter to receive (and shall thereafter have the right only to receive) on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an Affiliate of the formed, surviving or transferee corporation, that issuer shall join in the supplemental warrant agreement. The above provisions of this paragraph (b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the board of directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 8. For purposes of this Section 8(b) "shares of stock and other securities" of a successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 8(b) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     Notwithstanding the foregoing provisions of this Section 8(b), in connection with any merger or consolidation of the Company with any other corporation in which the consideration paid to holders of the Company's Common Stock or other Capital Stock issuable upon exercise of the Warrants consists solely of cash, the Company may, in its discretion, (i) cancel any or all outstanding Warrants in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their Warrant had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the Warrant Holders pursuant to such transaction if their Warrants had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such Warrants for no consideration or payment of any kind. The foregoing provisions of this
Section 8(b) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     (c) Deferral of Certain Adjustments. No adjustment to the Exercise Price
         -------------------------------
(including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent (1%) of the Exercise Price; provided that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock. All calculations under this Section 8 shall be made to the nearest 1/1,000 of one cent or to the nearest 1/1,000th of a share, as the case may be.

     (d) Other Adjustments. In the event that at any time, as a result of an
         -----------------
adjustment made pursuant to this Section 8, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 6, as determined in good faith by the Board of Directors of the Company.

     SECTION 9. Statement on Warrants. Irrespective of any adjustment in the
                ---------------------
number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     SECTION 10. Fractional Interests. The Company shall not be required to
                 --------------------
issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), such fractional interest shall be rounded to the next highest whole number in the case of fractional interests equal to or greater than 0.5 and to the preceding whole number in the case of fractional interests less than 0.5. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

     SECTION 11. When Adjustment Not Required. If the Company shall take a
                 ----------------------------
record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     SECTION 12. Lost, Stolen, Destroyed, Defaced or Mutilated Warrant
                 -----------------------------------------------------
Certificates
------------

     Upon receipt by the Company (or any agent of the Company, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity satisfactory to them (which shall include the posting of an open-penalty bond) and, in the case of mutilation or defacement, upon surrender thereof to the Company for cancellation, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a protected purchaser or holder in due course (as such terms are defined in the Uniform Commercial Code), the Company shall execute and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing the same number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section 12, the Company may require the payment from the Holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 12 in lieu of any lost, stolen, destroyed, defaced or mutilated Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 12 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

     SECTION 13. Escrow of Warrant Stock. If after any property becomes
                 -----------------------
distributable pursuant to Section 8 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any additional shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Company to be issued to the Holder upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Company and escrowed property returned.

     SECTION 14. Challenge to Good Faith Determination. Whenever the board of
                 -------------------------------------
directors of the Company shall be required to make a determination in good faith of the fair value of any item under Section 8, such determination may be challenged in good faith by the Majority Holders, and any dispute shall be resolved by an investment banking firm of national standing selected by the Company. The fee of such investment banking firm shall be paid by the Company, unless such fair market value as determined by the investment banking firm is within 10% of the fair market value determined by the board of directors of the Company, in which case the challenging Holders shall be jointly and severally liable for such fee. The Company may require, as a condition to its obligation to engage any such investment banking firm for such purposes, that the challenging Holders shall have executed and delivered to the Company an undertaking in form reasonably satisfactory to the Company acknowledging their obligations pursuant to the preceding sentence.

     SECTION 15. Notices to Warrant Holders. Upon any adjustment of the Exercise
                 --------------------------
Price pursuant to Section 8, the Company shall promptly thereafter deliver to the Holders a written notice setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein; provided, that the failure by the Company to provide such notice shall not invalidate any corporate action taken by the Company. The Company shall keep at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours upon reasonable notice by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

     SECTION 16. Notices to the Company and Purchasers. All notices and other
                 -------------------------------------
communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (i) when delivered, if delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid, or sent via nationally recognized overnight courier or via facsimile with confirmation of receipt and (ii) when received if delivered otherwise, to the party to whom it is directed:

                  If to the Company:
                  -----------------

                  Ziff Davis Holdings Inc.
                  28 E. 28th Street
                  New York, NY 10016
                  Telecopy:     (212) 503-3550
                  Telephone:  (212) 503-3500
                  Attention:  Chief Financial Officer

                  with a copy to:

                  Ziff Davis Holdings Inc.
                  28 East 28th Street
                  New York, NY 10016
                  Facsimile: (212) 503-3560
                  Telephone: (212) 503-3561
                  Attention: General Counsel


                  If to a Purchaser:
                  -----------------

     The address set forth for such Purchaser on Schedule A or to the address specified by such Purchaser in writing to the Company in connection with such Purchaser's purchase of Series D Preferred.

     SECTION 17. Amendment and Waiver. Any term, covenant, agreement or
                 --------------------
condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Required Holders; provided, however, that no such amendment or waiver shall increase the Exercise Price, shorten the period during which the Warrants may be exercised or modify any provision of this Section 18 without consent of the holders of all Warrants then outstanding affected by such amendment or waiver.

     SECTION 18. Severability. Wherever possible, each provision of this Warrant
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

     SECTION 19. Successors. All the covenants and provisions of this Agreement
                 ----------
by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 20. Termination. This Agreement (other than the Company's
                  -----------
obligations with respect to Warrants previously exercised) shall terminate at 5:00 p.m., New York City time on the Expiration Date.

     SECTION 21. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE
                 -------------
ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE. Service of process on the Company or Holder in any action arising out of or relating to this Agreement shall be effective if mailed to such party in accordance with the procedures and requirements set forth in
Section 17. Nothing herein shall preclude any Holder or the Company from bringing suit or taking other legal action in any other jurisdiction.

     SECTION 22. Benefits of This Agreement. Nothing in this Agreement shall be
                 --------------------------
construed to give to any Person or corporation other than the Company, the Purchasers and the holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Purchasers and the holders of the Warrant Certificates.

     Prior to the exercise of the Warrants and payment of the exercie price then in effect, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company, to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

     All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

     SECTION 23. Entire Agreement. This Agreement is intended by the parties as
                 ----------------
a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. Such agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 24. Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


                            (Signature Page Follows)

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

                           ZIFF DAVIS HOLDINGS INC.

                           By: /s/ Bart W. Catalane
                               --------------------

                           Its:   Chief Operating Officer and
                                   Chief Financial Officer

                           PURCHASERS:

                           WILLIS STEIN & PARTNERS III, L.P.
                           WILLIS STEIN & PARTNERS DUTCH II A, L.P.
                           WILLIS STEIN & PARTNERS DUTCH III B, L.P.
                           WILLIS STEIN & PARTNERS DUTCH III B, L.P.
                           WILL STEIN & PARTNERS III C, L.P.

                           By:  Willis Stein & Partners Management III, L.P.
                           Its:  General Partner

                           By:  Willis Stein & Partners Management III, L.L.C.
                           Its:  General Partner

                           By:   /s/ Daniel H. Blumenthal.
                                 ------------------------
                           Its:    Member

                                   Schedule A
                                   ----------

--------------------------------------------------------------------------------
              PURCHASER                               NUMBER OF WARRANTS
--------------------------------------------------------------------------------
WILLIS STEIN & PARTNERS III, L.P.
One North Wacker, Suite 4800
Chicago, IL 60606
--------------------------------------------------------------------------------
WILLIS STEIN & PARTNERS DUTCH III-A, L.P.
One North Wacker, Suite 4800
Chicago, IL 60606
--------------------------------------------------------------------------------
WILLIS STEIN & PARTNERS DUTCH III-B, L.P.
One North Wacker, Suite 4800
Chicago, IL 60606
--------------------------------------------------------------------------------
WILLIS STEIN & PARTNERS III-C, L.P.
One North Wacker, Suite 4800
Chicago, IL 60606
--------------------------------------------------------------------------------

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

     THIS WARRANT AND ANY SHARES OF STOCK PURCHASABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE'S SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT DATED AS OF AUGUST 12, 2002, AMONG ZIFF DAVIS HOLDINGS INC. (THE "COMPANY") AND THE PURCHASERS LISTED THEREON. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF THE WARRANT AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND VOTING RESTRICTIONS PURSUANT TO A INVESTOR RIGHTS AGREEMENT DATED AS OF APRIL 5, 2000, AS MAY BE AMENDED FROM TIME TO TIME, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

         EXERCISABLE ON OR AFTER AUGUST 12, 2002
         AND BEFORE 5:00 p.m. EST AUGUST 12, 2012


No.                                                                     Warrants
    -----------------                                      ------------
                               Warrant Certificate

                            Ziff Davis Holdings Inc.

                  This Warrant Certificate certifies that                     or
                                                          ------------------
registered assigns, is the holder of the number of Warrants set forth above, expiring August 12, 2012 (the "Warrants"), to purchase Common Stock, par value $.001 per share (the "Common Stock"), of Ziff Davis Holdings Inc., a Delaware corporation ("The Company"). Each Warrant entitles the holder upon exercise on or before 5:00 p.m. EST on August 12, 2012, to receive from the Company one fully paid and non-assessable share of Common Stock (each such share a

"Warrant Share") at the initial exercise price (the "Exercise Price") of $0.001 per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Company (including by cashless exercise pursuant to the provisions of the Warrant Agreement), but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. In the event of any conflict between the provisions of this Warrant Certificate and the Warrant Agreement, the provisions of the Warrant Agreement shall control. By acceptance of this Warrant Certificate, the holder acknowledges that this Warrant Certificate is subject to the terms and conditions of the Warrant Agreement.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Warrant Certificate shall for all purposes be construed in accordance with the internal laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be
signed by its                      and by its                     .
              --------------------            ---------------------

Dated:
       -----------------------
                                     ZIFF DAVIS HOLDINGS INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     By:
                                         ---------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                         REVERSE OF WARRANT CERTIFICATE

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring August 12, 2012, entitling the Holder on exercise to receive shares of Common Stock, par value $.001, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of August 12, 2002 (the "Warrant Agreement"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the holders or holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company at the following address:

                               28 East 28th Street
                               New York, NY 10016
                            Facsimile: (212) 503-3560
                            Telephone: (212) 503-3561
                           Attention: General Counsel

     In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment or payments shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

     No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will round such fractional interest to the nearest whole share as provided in the Warrant Agreement.

     Warrant Certificates when surrendered at the office of the Company by the holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate the same number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the Office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate the same number of Warrants shall be issued to transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company may deem and treat the holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                              ELECTION TO EXERCISE

         (To be executed upon exercise of Warrants on the Exercise Date)

     The undersigned hereby irrevocably elects to exercise       of the Warrants
                                                           -----
represented by this Warrant Certificate and purchase the whole number of Warrant Shares issuable upon the exercise of such Warrants and herewith tenders payment
for such Warrant Shares in the amount of $       either (i) by wire transfer or
                                          ------
by certified or official bank check, in each case, in immediately available funds, (ii) by cashless exercise in accordance with the provisions of the Warrant Agreement or (iii) any combination of (i) and (ii), in accordance with the terms of the Warrant Agreement. The undersigned requests that a certificate representing such Warrant Shares be registered in the name of
                                                              -----------------
whose address is                       and that such certificate be delivered to
                 --------------------
                   whose address is                   .
------------------                  -------------------

     Dated              , 20
           -------------    --

     Name of holder of Warrant Certificate:
                                            ------------------------------------
                                                        (Please Print)

      Tax Identification or Social Security Number:
                                                    ----------------------------

      Address
              ------------------------------------------------------------------
              ------------------------------------------------------------------

      Signature:
                  --------------------------------------------------------------

            Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a Person other than the holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

Dated               , 20
      --------------    --

         Signature Guaranteed:
                               ------------------------------------------

                                   ASSIGNMENT

    (To be executed if Holder desires to transfer Warrants evidenced hereby)

     For value received                      hereby sells, assigns and transfers
                        --------------------
to                    (Tax Identification or Social Security Number
   ------------------
                  ), the Warrant Certificate, together with all right, title and
-----------------
interest therein, and does hereby irrevocably constitute and appoint
                                                                     -----------
attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated             , 20
      ------------    --

          Signature:
                       ---------------------------------------------------------

                     Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:
                      ----------------------------------------------